Exhibit 99.1

KULR Technology Awarded Key Defense Contract for Leading Missile Program

HOUSTON / GLOBENEWSWIRE / November 14, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a provider of advanced thermal management solutions, today announced it has been awarded a pivotal contract for the development of a specialized Phase-Change Material (PCM) heat sink for a major missile program. This custom PCM heat sink is designed to manage extreme thermal loads generated during mission-critical maneuvers, helping maintain optimal performance and reliability within the missile’s electronics systems. While specific program and customer details could not be disclosed, this award further solidifies KULR’s role as a trusted partner for mission-critical defense applications with multi-decade production runs.

Under the contract, KULR will design and produce a PCM-based heat sink that provides precise thermal regulation by absorbing and dissipating heat in a controlled manner, ensuring that essential components remain within safe operating temperatures. This advanced solution highlights KULR’s commitment to delivering high-performance thermal management technologies tailored for defense needs. The contract leverages KULR’s extensive experience with phase-change material technology, which has been effectively deployed in aerospace and defense applications to regulate heat under intense operational conditions.

“We are honored to support this critical defense program with our PCM heat sink technology,” said Ted Krupp, Vice President of Sales and Marketing at KULR Technology Group. “This award underscores our engineering expertise, and the unmatched performance our thermal management solutions bring to mission-critical applications.”

KULR’s PCM technology has consistently proven its effectiveness in high-performance environments, serving as a reliable solution for managing thermal loads in defense and space initiatives. This contract aligns with KULR’s growth strategy in defense applications, establishing the company’s leadership in advanced thermal management solutions.

For more information on KULR’s advanced thermal management technologies, please visit www.kulrtechnology.com.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com